UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2024
THE ALLSTATE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11840	36-3871531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3100 Sanders Road, Northbrook, Illinois    60062
(Address of principal executive offices)    (Zip Code)
Registrant’s telephone number, including area code  (847) 402-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALL	New York Stock Exchange Chicago Stock Exchange
5.100% Fixed-to-Floating Rate Subordinated Debentures due 2053	ALL.PR.B	New York Stock Exchange
Depositary Shares represent 1/1,000th of a share of 5.100% Noncumulative Preferred Stock, Series H	ALL PR H	New York Stock Exchange
Depositary Shares represent 1/1,000th of a share of 4.750% Noncumulative Preferred Stock, Series I	ALL PR I	New York Stock Exchange
Depositary Shares represent 1/1,000th of a share of 7.375% Noncumulative Preferred Stock, Series J	ALL PR J	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management
Item 5.07.  Submission of Matters to a Vote of Security Holders.
The Registrant’s annual stockholders meeting was held on May 14, 2024 (the "Annual Meeting"). Below are the final vote results of the Annual Meeting.

Proposal 1 - Election of Directors. Thirteen directors were elected by a majority of the votes cast for terms expiring at the 2025 annual stockholders meeting. The voting results were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Donald E. Brown	198,022,017	2,406,539	809,965	27,359,681
Kermit R. Crawford	191,110,189	9,338,607	789,725	27,359,681
Richard T. Hume	198,285,325	2,158,940	794,256	27,359,681
Margaret M. Keane	196,961,870	3,499,895	776,756	27,359,681
Siddharth N. Mehta	198,659,948	1,761,319	817,254	27,359,681
Maria Morris	199,645,509	824,254	768,758	27,359,681
Jacques P. Perold	199,418,772	1,013,543	806,206	27,359,681
Andrea Redmond	191,745,687	8,723,533	769,301	27,359,681
Gregg M. Sherrill	197,639,853	2,798,841	799,827	27,359,681
Judith A. Sprieser	187,141,333	13,324,351	772,837	27,359,681
Perry M. Traquina	196,028,896	4,411,684	797,941	27,359,681
Monica Turner	197,737,140	2,721,065	780,316	27,359,681
Thomas J. Wilson	189,027,590	10,630,118	1,580,813	27,359,681

Proposal 2 – Say-on-Pay: Advisory Vote on the Compensation of the Named Executives. The proposal on the advisory resolution to approve the compensation of the named executives received the vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
174,041,873	26,077,891	1,118,757	27,359,681

Proposal 3 – Ratification of the Appointment of Independent Registered Public Accountant. The proposal on ratification of the appointment of Deloitte & Touche LLP as Registrant's independent registered public accountant for 2024 received the vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. The voting results were as follows:

For	Against	Abstain
211,614,662	16,194,525	789,015

Proposal 4 – Shareholder Proposal. The shareholder proposal seeking adoption of a policy to require that two separate individuals hold the office of the Chairman and office of the CEO did not receive the vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. The voting results were as follows

For	Against	Abstain	Broker Non-Votes
60,200,917	139,786,984	1,250,620	27,359,681

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION (Registrant)

	By:	/s/ Leanne N. McWilliams
	Name:	Leanne N. McWilliams
	Title:	Assistant Secretary

Date: May 16, 2024